SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is dated as of <see schedule below>, between MoveMoney.com, Inc., a Texas corporation (the "Company"), and the subscriber identified on the signature page hereto (the "Subscriber").

1. Subscription. On the basis of the representations and warranties set forth in this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of shares of the Company's Common Stock, par value $0.001 per share, set forth on the signature page hereto (the "Shares"), at the cash purchase price indicated on such signature page.

2.        Acceptance or Rejection of Subscription.

(a) Subscriber understands and agrees that the Company reserves the right to reject this subscription, in whole or in part and at any time prior to the Closing (as defined below), notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber's subscription, if in the Company's judgment it deems such action in the best interests of the Company.

(b) In the event of a rejection of this subscription, the Subscriber's cash or check (without interest) will be promptly returned to the Subscriber without deduction, and this Subscription Agreement will have no force or effect. In the event of a partial rejection of this subscription, that portion of the Subscriber's payment relating to the rejected portion (without interest) will be returned promptly, and this Subscription Agreement will be amended to reflect the reduction.

3. Closing. The Subscriber will pay the purchase price for the Shares by check or wire transfer of immediately available funds to the Company at or prior to the closing of the purchase of the Shares (the "Closing"). The Company anticipates that the Closing will occur on or about <see schedule below> and the Company will provide reasonable advance notice of the Closing to the Subscriber. At the Closing, or as soon thereafter as practicable, the Company will issue and deliver to the Subscriber a certificate representing the Shares.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas.

(b) Authority. The Company has all requisite power and authority to execute, deliver and perform under this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary action, corporate or otherwise, on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(c) Capitalization. <see schedule below>

(d) Issuance of the Shares. When issued and delivered at the Closing in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free of any preemptive or other similar rights of any person.

4.         Representations and Warranties of the Subscriber.     The Subscriber hereby represents and warrants to the Company as follows:

(a) Authority. The Subscriber has all requisite power and authority to execute, deliver and perform under this Agreement. The execution, delivery and performance of this Agreement by the Subscriber has been duly authorized by all necessary action, corporate or otherwise, on the part of the Subscriber. This Agreement has been duly executed and delivered by the Subscriber and is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(b) No Violation. The execution, delivery and performance of this Agreement by the Subscriber will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any charter provision, bylaw, partnership agreement or similar organizational document of the Subscriber, or under any material agreement, instrument, order, law or regulation to which the Subscriber is a party or by which the Subscriber is in any way bound or obligated.

c) Accredited Investor. The Subscriber is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and the Subscriber has initialed each of the following definitions that is applicable to it

            (i)        Subscriber is an "accredited investor" because Subscriber is a natural person who:

__    had an individual income in excess of $200,000 in each of the last two calendar years and reasonably expects to have an individual income in excess of $200,000 in the current calendar year;

had a joint income with his/her spouse in excess of $300,000 in each of the last two calendar years and reasonably expects to have a joint income in excess of $300,000 in the current calendar year; or

__        has an individual net worth, or has joint net worth with his or her spouse, in excess of $1,000,000.

(ii)       Subscriber is a director or executive officer of the Company.

(iii)      If Subscriber is not a natural person, Subscriber certifies that it is an "accredited investor" because it is:

a corporation, business, trust, or partnership with total assets in excess of $5 million;

a bank as defined in section 3(a)(2) of the 1933 Act;

a savings and loan association as defined in section 3(a)(5)(A) of the 1933 Act;

a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

an insurance company as defined in section 2(13) of the 1933 Act;

an investment company registered under the Investment Company
Act of 1940;

a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940; or a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

The Subscriber is an entity and each of its shareholders or partners meets at least one of the following conditions:

(A)      The shareholder or partner is a natural person who falls within at least one of the categories described in 5(a)(i) or (ii) above; or

(B)      The shareholder or partner is a corporation, partnership or other entity which meets the description of at least one of the organizations 5(a)(iii) above.

Subscriber is a revocable trust established by its beneficiary and the grantor falls within one of the categories in 5(a)(i) or (ii) above.

(d) Sophistication and Access to Information. By reason of the Subscriber's business and financial experience, the Subscriber has acquired the capacity to protect the Subscriber's interest in investments of this nature. In reaching the conclusion that the Subscriber desires to acquire the Shares, the Subscriber has carefully evaluated the Subscriber's financial resources and investment position and the risks associated with this investment. Subscriber is able to bear the economic risk of this investment. The Subscriber acknowledges that the Company has provided Subscriber with an opportunity to obtain any relevant information in the possession of the Company concerning the Company, and the Subscriber has had the opportunity to ask questions of, and receive answers from, the Company concerning such matters. Except as set forth in this Agreement, no representations or warranties have been made to the Subscriber by the Company or any officer, director, employee or affiliate thereof, and in entering into this transaction the Subscriber is not relying upon any information, other than that contained in this Agreement, and the results of the Subscriber's own independent investigation. Specifically, the Subscriber acknowledges that the Subscriber is not relying on any form of business plan of the Company that the Subscriber may have received prior to the date of this Agreement, and that the information contained in any such business plan is no longer relevant to the Subscriber's investment decision. The Subscriber understands that all information provided by the Company to the Subscriber in connection with this Agreement is confidential and non-public and the Subscriber agrees to keep all such information in confidence. The Subscriber may neither use such information for the Subscriber's personal benefit (other than in connection with this Agreement) nor disclose such information to any third party for any reason.

(e) Purchase For Investment. The Subscriber is acquiring the Shares for the Subscriber's own account for investment not as a nominee or agent and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Except as contemplated by this Agreement and the Shareholders Agreement (as defined below), the Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(f) Shares Not Registered. The Subscriber understands that the Shares may not be sold, pledged or otherwise transferred in the absence of an effective registration statement pertaining thereto under the 1933 Act, and all applicable regulations promulgated thereunder, and under any applicable state securities laws and all applicable regulations promulgated thereunder (the "State Acts"), or an exemption from the registration requirements of the 1933 Act and all applicable State Acts. The Subscriber agrees that the Company may place a stop transfer order with its transfer agent, if any, with respect to the certificates representing any Shares. Each certificate representing the Shares will bear substantially the following legend until such restriction is no longer required by law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(g) The Subscriber understands that the representations and warranties set forth in this Section 4 are being provided to determine whether sales of the Shares may be made to the Subscriber pursuant to Section 4(2) of the 1933 Act and similar exemptions from applicable State Acts. The Subscriber will notify the Company immediately of any change in any such information occurring prior to the Closing.

(h)       Tax Forms.

(i) If the Subscriber is a "non-U.S. person" as defined in the Internal Revenue Code, the Subscriber will execute Form W-8 (Certificate of Foreign Status), and, if applicable, Form 1001 (Ownership, Exemption or Reduced Rate Certificate) and deliver such forms to the Company along with this Agreement. Further, the Subscriber understands that Subscriber may be required to submit updated forms every three years.

(ii) If the Subscriber is a U.S. citizen, the Subscriber will execute Form W-9 (Request for Taxpayer Identification Number and Certification) and deliver such form to the Company along with this Agreement.

5.        Miscellaneous.

(a) Survival. All representations and warranties contained in this Agreement will survive the Closing.

(b) Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

(c) Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.

(d) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party. This Agreement is not intended to confer any rights or benefits on any person other than the parties hereto.

(e) Entire Agreement. This Agreement and the related documents executed as of the date of the Closing by the parties hereto contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought; provided that either party may waive provisions hereof intended solely for the benefit of such party.

(f) Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Texas, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

(g) Shareholders Agreement. Upon acceptance of this subscription, Subscriber will execute and deliver the Shareholders Agreement (the "Shareholders Agreement") among the Company and each other shareholder of the Company.

If the Subscriber is an individual, the Subscriber (check one):

is not married, or

is married and agrees to obtain the joinder of his or her spouse in the execution of the Shareholders Agreement.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

MOVEMONEY.COM, INC.

By:.

Name: Balamani S. Vishwanath Title:   President

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

The undersigned hereby executes this counterpart signature page of the Subscription Agreement, dated as of <see schedule below>, between MoveMoney.com, Inc., a Texas corporation, and the undersigned.

Number of Shares to be acquired by the undersigned Subscriber:

Address for notice:

Individual:

(signature)

Corporation or Trust:

(name of entity)

By:

Name:

Title:

Partnership:

(name of partnership) (name of general partner)

By: Name: Titile:

SCHEDULE OF PURCHASERS DETAILING DATE OF CLOSE AND CAPITALIZATION AS DEFINED IN SECTION C ABOVE

Capitalization Section for August 31,1999

(C) Capitalization. The authorized capital stock of the Company consists solely of 15,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”).  Immediately prior to the Closing, a total of 4,897,000 shares of Common Stock will be issued and outstanding.  At the Closing, up to 300,000 shares of Common Stock will be issued to the Subscriber and other investors who are acquiring Common Stock at the same per share price as the Subscriber.  At the Closing, there will be outstanding options, warrants or other rights or agreements obligating the Company to issue or sell 3,457,000 shares of Common Stock.  The Company has a verbal agreement with a service contractor to issue 120,000 shares of Common Stock upon the completion of certain services by such contractor.  There are no other options, warrants or other rights or agreements obligating the Company to issue or sell its capital stock or securities convertible into its capital stock.

INVESTOR	AMOUNT INVESTED	# OF SHARES
Michael and Connie Eshelman Family Limited Partnership	50,000	100,000
Gary Larsen	100,000.00	200,000
TOTAL:	150,000.00	300,000

Capitalization Section for December 31, 1999

(C) Capitalization. The authorized capital stock of the Company consists solely of 15,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"). Immediately prior to the Closing, a total of 5,197,000 shares of Common Stock will be issued and outstanding. At the Closing, up to 240,000 shares of Common Stock will be issued to the Subscriber and other investors who are acquiring Common Stock at the same per share price as the Subscriber. On the date of the Closing, 120,000 shares of Common Stock will be issued for services rendered and 300,000 shares will be issued for certain assets. At the Closing, there will be outstanding options, warrants or other rights or agreements obligating the Company to issue or sell 3,557,000 shares of Common Stock. There are no other options, warrants or other rights or agreements obligating the Company to issue or sell its capital stock or securities convertible into its capital stock.

INVESTOR	AMOUNT INVESTED	# OF SHARES
Richard Doyle	50,000.00	100,000
Carl Galant	50,000.00	100,000
Amir Borazjani	20,000.00	40,000
TOTAL:	120,000.00	240,000

Capitalization Section for April 28, 2000

(c) Capitalization. The authorized capital stock of the Company consists solely of 30,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). Immediately prior to the Closing, a total of 5,857,000 shares of Common Stock will be issued and outstanding. Of the issued and outstanding shares, 4,893,000 shares were issued for nominal consideration at formation of the Company, 124,000 shares were issued for services rendered, 300,000 shares were issued in December 1999 for certain assets and 540,000 shares were issued for $0.50 per share in two financings in August and December of 1999. At the Closing, up to 263,639 shares of Common Stock will be issued to the Subscriber and other investors who are acquiring Common Stock at the same per share price as the Subscriber. At the Closing, no shares of Preferred Stock will be issued and outstanding. At the Closing, there will be outstanding options, warrants or other rights or agreements obligating the Company to issue or sell 4,742,000 shares of Common Stock. The Company has a verbal agreement with a service contractor to issue 150,000 shares of Common Stock upon the completion of certain services by such contractor. The Company has agreements with its attorneys to issue up to 100,667 shares of Common Stock as payment for up to $75,500 in legal fees and expenses. The Company has also agreed to allow an investor to purchase up to 66,667 additional shares of Common Stock at the same per share price as the Subscriber for up to four weeks after the Closing. There are no other options, warrants or other rights or agreements obligating the Company to issue or sell its capital stock or securities convertible into its capital stock.

INVESTOR	AMOUNT INVESTED	# OF SHARES
Burns Family Partnership	50,000.25	66,667
Robert Cave	10,000.50	13,334
Craig J. Wall	10,000.50	13,334
Robert Mahoney, Jr.	5,000.25	6,667
Ronald Mylius	10,000.50	13,334
Christian McColgan	2,500.50	3,334
David Womack	5000.25	6,667
Robert Adrian	50,000.25	66,667
Balamani Vishwanath	11,000.25	14,667
Sanjay Lall	9,225.00	12,300
Ravikanth Ganesan	25,000.50	33,334
Sheri Hartgrove	10,000.50	13,334
TOTAL:	195,729.50	263,639

Capitalization Section for June 1, 2000

 ( c ) Capitalization. The authorized capital stock of the Company consists solely of 30,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). Immediately prior to the Closing, a total of 6,125,269 shares of Common Stock will be issued and outstanding. At the Closing, up to 146,667 shares of Common Stock will be issued to the Subscriber and other investors who are acquiring Common Stock at the same per share price as the Subscriber. At the Closing, no shares of Preferred Stock will be issued and outstanding. At the Closing, there will be outstanding options, warrants or other rights or agreements obligating the Company to issue or sell 4,742,000 shares of Common Stock. The Company has a verbal agreement with a service contractor to issue 150,000 shares of Common Stock upon the completion of certain services by such contractor. The Company has agreements with its attorneys to issue up to 82,398 shares of Common Stock as payment for up to $61,800 in legal fees and expenses. There are no other options, warrants or other rights or agreements obligating the Company to issue or sell its capital stock or securities convertible into its capital stock.

INVESTOR	AMOUNT INVESTED	# OF SHARES
Seges Consultants, Inc.	60,000	80,000
TOTAL:	60,000	80,000